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                                                                    EXHIBIT 3.5


                     CERTIFICATE OF AMENDMENT OF BY-LAWS


         I, BARRY S. AUGENBRAUN, DO HEREBY CERTIFY as follows:

         I am the duly elected Secretary of Home Shopping Network, Inc. (the "Company");

         I DO FURTHER CERTIFY that at a meeting of the Board of Directors held on August 24, 1995, pursuant to waiver of notice duly executed by all members of the Board of Directors, at which meeting a quorum was present and acting throughout, the following amendment to Article III, Section 1 of the By-laws was duly adopted by unanimous vote of the Directors:

         Section 1. NUMBER AND TENURE. The business and affairs of the Corporation shall be managed by a Board of nine (9) directors, unless a different number shall be established by amendment to these By-laws, subject to the limitation established by the Certificate of Incorporation.

         I DO FURTHER CERTIFY that the foregoing Amendment to the By-laws is in full force and effect on the date hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of the Company this 18th day of September, 1995


                                             --------------------------------
CORPORATE SEAL                               Barry S. Augenbraun
                                             Secretary
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                     CERTIFICATE OF AMENDMENT OF BY-LAWS


         I, BARRY S. AUGENBRAUN, DO HEREBY CERTIFY as follows:

         I am the duly elected Secretary of Home Shopping Network, Inc. (the "Company");

         I DO FURTHER CERTIFY that at a meeting of the Board of Directors held on February 12, 1996, pursuant to notice duly given, at which meeting a quorum was present and acting throughout, the following amendment to Article III,
Section 1 of the By-laws was duly adopted by unanimous vote of the Directors:

         Section 1. NUMBER AND TENURE. The business and affairs of the Corporation shall be managed by a Board of ten (10) directors, unless a different number shall be established by amendment to these By-laws, subject to the limitation established by the Certificate of Incorporation.

         I DO FURTHER CERTIFY that the foregoing Amendment to the By-laws is in full force and effect on the date hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of the Company this 27 day of February, 1996.


CORPORATE SEAL

                                                  ----------------------------
                                                  Barry S. Augenbraun
                                                  Secretary